Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG ANNOUNCES THIRD-QUARTER NET EARNINGS FROM CONTINUING OPERATIONS OF $0.53 PER DILUTED SHARE ON 19% GROWTH IN REVENUES

———————————

INCREASES 2013 EPS GUIDANCE TO RANGE OF $2.19 TO $2.21

NASHVILLE, Tenn. ─ (October 22, 2013) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter ended September 30, 2013.  Revenues increased 19% for the quarter to $268.2 million from $224.9 million for the third quarter of 2012. Net earnings from continuing operations attributable to AmSurg common shareholders rose 12% to $17.0 million for the third quarter of 2013 compared with $15.3 million for the third quarter of 2012 and increased 10% per diluted share to $0.53 from $0.48 per diluted share.

            Revenues for the first nine months of 2013 increased 17% to $797.2 million from $683.6 million for the first nine months of 2012.  Net earnings from continuing operations attributable to AmSurg common shareholders were $53.4 million for the first nine months of 2013, a 14% increase from $46.9 million for the same period in 2012, and were $1.67 per diluted share, a 12% increase from $1.49 per diluted share.  Results for the first nine months of 2013 include a pre-tax gain of $2.2 million, or $0.04 per diluted share, related to the deconsolidation of a surgery center that AmSurg contributed to a newly formed joint venture with a hospital system partner. Excluding this gain, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 9% to $1.63 per diluted share for the first nine months of 2013.

            Mr. Holden said, “We are pleased with AmSurg’s second consecutive quarter of double-digit growth in earnings per share, especially considering the headwinds represented by the previously discussed reduction in workers’ compensation reimbursement by the State of California, sequestration and increased interest expense related to our debt offering in the fourth quarter of 2012. This performance was driven by the 19% growth in our third-quarter revenues, reflecting both growth in procedures compared with the third quarter of last year and an increase in revenue per procedure resulting from the higher percentage of multi-specialty centers in our overall center mix.

            “Our procedure growth for the third quarter was due primarily to the 17 centers we acquired in 2012, as well as the five centers added thus far in 2013.  We further benefited from a 2% increase in same-center revenues for the quarter, which was attributable, in part, to an additional business day in the third quarter this year versus the third quarter of 2012.

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AMSG Reports Third-Quarter Results

October 22, 2013

            “During the third quarter, we acquired two centers, divested one center and merged two centers, giving us a total of 243 centers in operation at the quarter’s end, unchanged from the end of the second quarter. We completed the third quarter with five centers under letter of intent, and we remain confident of our ability to meet our acquisition goals for the year.

            “AmSurg continued to produce significant net operating cash flows, which, excluding distributions to noncontrolling interests, increased 58% to $50.8 million for the latest quarter compared with the third quarter of 2012. In addition to having cash and cash equivalents of $46 million at September 30, 2013, we had availability of $209 million under our revolving credit facility, and our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement was 3.0.

            “For 2013, we expect our financial results to reflect increased interest expense of $0.19 per diluted share related to our debt offering in the fourth quarter of 2012, net of the positive interest rate impact from the amendment to the credit agreement during the second quarter of 2013; reductions by the State of California in workers’ compensation reimbursement that have a negative impact on 2013 same-center revenues of approximately 100 basis points and that total $0.06 per diluted share, spread relatively evenly through the year; and the impact of sequestration, which we expect to total $0.05 per diluted share for the year.  Due to our third-quarter financial performance and our expectations for the remainder of 2013, we are increasing our financial guidance for 2013 earnings per share, affirming our existing guidance for the other annual metrics and announcing our guidance for the fourth quarter of 2013, as follows:

•         Revenues in a range of $1.06 billion to $1.09 billion.

•         Same-center revenue increase of 0% to 1%.

•         Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $140 million to $150 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.19 to $2.21, excluding the impact of the deconsolidation gain, compared with the previous range of $2.17 to $2.20, excluding the impact of the deconsolidation gain.

•         For the fourth quarter of 2013, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.56 to $0.58.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

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AMSG Reports Third-Quarter Results

October 22, 2013

            Mr. Holden concluded, “With the increase in our earnings guidance for 2013, we now expect to produce double-digit growth for the year, despite the significant reimbursement headwinds experienced for the year.  While this expectation is primarily the result of our disciplined acquisitions in 2012, it reflects the ongoing significant growth potential of our business as the country’s largest owner and operator of freestanding ambulatory surgery centers in a highly fragmented industry.

            “We continue to expect this growth potential to be supported by favorable industry dynamics, such as strong demographic trends, increased access to healthcare and rising demand for high quality, cost effective procedures.  We also expect to maintain and enhance a differentiated market position with a physician-centric culture that produces high physician and patient satisfaction with our services.  By continually earning our position as the physician partner of choice, we are confident of driving long-term profitable growth and shareholder value.”

            AmSurg Corp. will hold a conference call to discuss this release tomorrow, October 23, 2013, at 9:00 a.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com  and clicking “Investors” or by going to www.earnings.com  at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

            This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and

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AMSG Reports Third-Quarter Results

October 22, 2013

prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At September 30, 2013, AmSurg owned and operated 243 centers.

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(In thousands, except earnings per share)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Earnings Data:	2013	2012	2013	2012

Revenues	$268,233	$224,916	$797,186	$683,643
Operating expenses:
Salaries and benefits	84,918	72,301	248,058	214,858
Supply cost	38,357	31,400	115,408	96,397
Other operating expenses	56,391	46,968	163,911	142,301
Depreciation and amortization	8,398	7,590	24,651	22,345
Total operating expenses	188,064	158,259	552,028	475,901
Gain on deconsolidation	-	-	2,237	-
Equity in earnings of unconsolidated affiliates	1,095	392	2,193	1,103
Operating income	81,264	67,049	249,588	208,845
Interest expense	7,295	3,536	22,352	11,961
Earnings from continuing operations before income taxes	73,969	63,513	227,236	196,884
Income tax expense	11,424	10,132	36,562	32,110
Net earnings from continuing operations	62,545	53,381	190,674	164,774
Discontinued operations:
Earnings (loss) from operations of discontinued interests in surgery centers, net of income tax	-	384	(20)	1,028
Loss on disposal of discontinued interests in surgery centers, net of income tax	(278)	-	(278)	(1,553)
Net (loss) earnings from discontinued operations	(278)	384	(298)	(525)
Net earnings and comprehensive income	62,267	53,765	190,376	164,249
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	45,496	38,093	137,244	117,867
Net earnings (loss) from discontinued operations	-	235	(13)	633
Total net earnings attributable to noncontrolling interests	45,496	38,328	137,231	118,500
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$16,771	$15,437	$53,145	$45,749
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,049	$15,288	$53,430	$46,907
Discontinued operations, net of income tax	(278)	149	(285)	(1,158)
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$16,771	$15,437	$53,145	$45,749

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.54	$0.50	$1.71	$1.53
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.01)	-	(0.01)	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.53	$0.50	$1.70	$1.49

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.53	$0.48	$1.67	$1.49
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.01)	-	(0.01)	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.52	$0.49	$1.67	$1.45

Weighted average number of shares and share equivalents outstanding:
Basic	31,376	30,819	31,267	30,727
Diluted	31,991	31,697	31,912	31,558

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Operating Data:	2013	2012	2013	2012

Continuing centers in operation at end of period (consolidated)	240	224	240	224
Continuing centers in operation at end of period (unconsolidated)	3	2	3	2
Average number of continuing centers in operation (consolidated)	239	224	238	222
New centers added during the period	2	1	4	3
Centers discontinued during the period	1	-	1	2
Centers under letter of intent at end of period	5	15	5	15
Average revenue per consolidated center	$1,124	$1,005	$3,357	$3,074
Same center revenues increase	2%	2%	0%	3%
Procedures performed during the period at consolidated centers	409,080	372,038	1,221,750	1,133,377
Income tax expense attributable to noncontrolling interests	$197	$210	$565	$607

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$17,049	$15,288	$53,430	$46,907
Add: income tax expense	11,424	10,132	36,562	32,110
Add: interest expense, net	7,295	3,536	22,352	11,961
Add: depreciation and amortization	8,398	7,590	24,651	22,345
EBITDA	$44,166	$36,546	$136,995	$113,323

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	September 30,	December 31,
Balance Sheet Data:	2013	2012

Assets

Current assets:
Cash and cash equivalents	$45,503	$46,398
Accounts receivable, net of allowance of $26,537 and $22,379, respectively	104,285	96,752
Supplies inventory	18,941	18,406
Deferred income taxes	4,388	3,088
Prepaid and other current assets	29,284	27,537
Total current assets	202,401	192,181

Property and equipment, net	168,029	166,612
Investments in unconsolidated affiliates and long-term notes receivable	16,970	11,274
Goodwill	1,738,032	1,652,002
Intangible assets, net	22,149	22,517

Total assets	$2,147,581	$2,044,586

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$21,369	$17,407
Accounts payable	22,469	23,509
Accrued salaries and benefits	31,578	29,251
Other accrued liabilities	14,101	14,246
Total current liabilities	89,517	84,413

Long-term debt	599,386	620,705
Deferred income taxes	165,826	137,648
Other long-term liabilities	26,223	25,972
Commitments and contingencies
Noncontrolling interests - redeemable	175,335	175,382
Preferred stock, no par value, 5,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000 shares authorized, 32,154 and 31,941 shares outstanding, respectively	180,824	183,867
Retained earnings	558,766	505,621
Total AmSurg Corp. equity	739,590	689,488
Noncontrolling interests - non-redeemable	351,704	310,978
Total equity	1,091,294	1,000,466

Total liabilities and equity	$2,147,581	$2,044,586

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Cash Flow Data:	2013	2012	2013	2012

Cash flows from operating activities:
Net earnings	$62,267	$53,765	$190,376	$164,249
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,398	7,590	24,651	22,345
Net loss on sale of long-lived assets	84	-	84	599
Gain on deconsolidation	-	-	(2,237)	-
Share-based compensation	2,104	1,707	6,070	5,119
Excess tax benefit from share-based compensation	(680)	(739)	(1,890)	(1,268)
Deferred income taxes	10,506	5,229	29,835	18,617
Equity in earnings of unconsolidated affiliates	(1,095)	(392)	(2,193)	(1,103)
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	3,782	1,896	(1,439)	4,831
Supplies inventory	(18)	10	(338)	343
Prepaid and other current assets	1,056	6	(1,001)	(325)
Accounts payable	(472)	(3,676)	(2,823)	(2,775)
Accrued expenses and other liabilities	8,975	6,126	6,820	3,510
Other, net	1,476	966	3,018	1,970
Net cash flows provided by operating activities	96,383	72,488	248,933	216,112

Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(41,109)	(6,125)	(59,455)	(16,097)
Acquisition of property and equipment	(8,239)	(6,231)	(20,711)	(20,800)
Proceeds from sale of interests in surgery centers	151	-	151	-
Other	52	-	107	-
Net cash flows used in investing activities	(49,145)	(12,356)	(79,908)	(36,897)

Cash flows from financing activities:
Proceeds from long-term borrowings	58,513	16,833	129,435	50,211
Repayment on long-term borrowings	(55,454)	(38,622)	(151,676)	(111,139)
Distributions to noncontrolling interests	(45,555)	(40,307)	(137,081)	(123,066)
Proceeds from issuance of common stock upon exercise of stock options	9,561	5,256	23,289	11,928
Repurchase of common stock	(9,317)	(5,882)	(35,481)	(13,101)
Capital contributions and ownership transactions by noncontrolling interests	25	(110)	961	1,409
Excess tax benefit from share-based compensation	680	739	1,890	1,268
Financing cost incurred	(111)	(6)	(1,257)	(1,761)
Net cash flows used in financing activities	(41,658)	(62,099)	(169,920)	(184,251)

Net increase (decrease) in cash and cash equivalents	5,580	(1,967)	(895)	(5,036)
Cash and cash equivalents, beginning of period	39,923	37,649	46,398	40,718
Cash and cash equivalents, end of period	$45,503	$35,682	$45,503	$35,682

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2013, which have been restated in order to present additional discontinued operations.

	For the Three Months
	March 31,	June 30,
Statement of Earnings Data:	2013	2013

Revenues	$259,804	$269,149
Operating expenses:
Salaries and benefits	81,501	81,639
Supply cost	37,578	39,473
Other operating expenses	53,159	54,361
Depreciation and amortization	8,074	8,179
Total operating expenses	180,312	183,652
Gain on deconsolidation	2,237	-
Equity in earnings of unconsolidated affiliates	402	696
Operating income	82,131	86,193
Interest expense	7,544	7,513
Earnings from continuing operations before income taxes	74,587	78,680
Income tax expense	12,315	12,823
Net earnings from continuing operations	62,272	65,857
Net earnings (loss) from discontinued operations	1	(21)
Net earnings	62,273	65,836
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	44,461	47,287
Net earnings (loss) from discontinued operations	1	(14)
Total net earnings attributable to noncontrolling interests	44,462	47,273
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,811	$18,570
Discontinued operations, net of income tax	-	(7)
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.57	$0.60
Net earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	-	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.57	$0.59
Earnings per share - diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.56	$0.58
Net earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	-	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.56	$0.58

Weighted average number of shares and share equivalents (000's):
Basic	31,217	31,208
Diluted	31,881	31,862

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2012, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2012	2012	2012	2012	2012

Revenues	$228,629	$230,098	$224,916	$243,935	$927,578
Operating expenses:
Salaries and benefits	72,032	70,525	72,301	76,543	291,401
Supply cost	32,028	32,969	31,400	35,417	131,814
Other operating expenses	47,030	48,303	46,968	51,610	193,911
Depreciation and amortization	7,333	7,422	7,590	7,701	30,046
Total operating expenses	158,423	159,219	158,259	171,271	647,172
Equity in earnings of unconsolidated affiliates	395	316	392	461	1,564
Operating income	70,601	71,195	67,049	73,125	281,970
Interest expense	4,267	4,158	3,536	5,011	16,972
Earnings from continuing operations before income taxes	66,334	67,037	63,513	68,114	264,998
Income tax expense	10,814	11,164	10,132	10,522	42,632
Net earnings from continuing operations	55,520	55,873	53,381	57,592	222,366
Net (loss) earnings from discontinued operations	(581)	(328)	384	1,802	1,277
Net earnings	54,939	55,545	53,765	59,394	223,643
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	39,972	39,802	38,093	41,894	159,761
Net earnings from discontinued operations	191	207	235	686	1,319
Total net earnings attributable to noncontrolling interests	40,163	40,009	38,328	42,580	161,080
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$16,814	$62,563
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$15,548	$16,071	$15,288	$15,698	$62,605
Discontinued operations, net of income tax	(772)	(535)	149	1,116	(42)
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$16,814	$62,563

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.51	$0.52	$0.50	$0.51	$2.03
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.03)	(0.02)	-	0.04	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.48	$0.51	$0.50	$0.54	$2.03
Earnings per share - diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.50	$0.51	$0.48	$0.49	$1.98
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.02)	(0.02)	-	0.04	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.47	$0.49	$0.49	$0.53	$1.98

Weighted average number of shares and share equivalents (000's):
Basic	30,619	30,743	30,819	30,912	30,773
Diluted	31,401	31,577	31,697	31,757	31,608

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AMSG Reports Third-Quarter Results

October 22, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

Presented below is certain statement of earnings and operating data for 2013 and 2012, which have been restated in order to present additional discontinued operations.

				For the Three Months
				March 31,	June 30,
Operating Data:				2013	2013

Procedures				394,117	418,553
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders				$17,811	$18,570
Add: income tax expense				12,315	12,823
Add: interest expense, net				7,544	7,513
Add: depreciation and amortization				8,074	8,179
EBITDA				$45,744	$47,085

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2012	2012	2012	2012	2012

Procedures	379,086	382,253	372,038	391,404	1,524,781
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations
attributable to AmSurg Corp. common shareholders	$15,548	$16,071	$15,288	$15,698	$62,605
Add: income tax expense	10,814	11,164	10,132	10,522	42,632
Add: interest expense, net	4,267	4,158	3,536	5,011	16,972
Add: depreciation and amortization	7,333	7,422	7,590	7,701	30,046
EBITDA	$37,962	$38,815	$36,546	$38,932	$152,255

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

-END-